                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 15, 2001


                         UNITED AUSTRALIA/PACIFIC, INC.
               (Exact Name of Registrant as Specified in Charter)


        COLORADO                 333-05017                   84-1341958
     (State or other            (Commission                (IRS Employer
     jurisdiction of            File Number)               Identification #)
     incorporation)


             4643 SOUTH ULSTER STREET, SUITE 1300, DENVER, CO 80237
                     (Address of Principal Executive Office)


                                 (303) 770-4001
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

The Company's Senior Discount Notes began to accrue interest on a cash-pay basis May 15, 2001, with the first payment of $34.5 million due November 15, 2001. The Company does not have enough cash to make this interest payment. Accordingly, the Company will not make this interest payment on November 15, 2001.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                UNITED AUSTRALIA/PACIFIC, INC.

                                By:     /s/ Valerie L. Cover
                                     -------------------------------------------
                                       Valerie L. Cover
                                       Controller

Dated:  November 14, 2001